UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - September 14, 2015

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508    13-3458955
(Commission File Number)    (IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2015, IEC Electronics Corp. (the “Company”) entered into an employment agreement with Michael T. Williams with respect to his service as the Company’s Chief Financial Officer. The employment agreement supersedes the employment agreement between the parties dated February 11, 2014.

Under the terms of the employment agreement, the Company will pay or provide the following: (1) an annual base salary of $205,000, which the Chief Executive Officer of the Company will review periodically for increases; (2) an annual incentive award subject to the accomplishment of specific performance goals established by the Compensation Committee of the Board of Directors pursuant to the terms of the Company’s Management Incentive Plan, or any successor arrangement thereto, with a target value of at least 45% of base salary for the fiscal year; (3) long-term incentive awards on such terms established by the Compensation Committee; (4) a one-time payment of $15,000, less applicable deductions and withholdings as consideration for Mr. Williams’ acceptance of the agreement; and (5) termination benefits in the event of a termination of employment under certain conditions as set forth in the employment agreement.

In the absence of a Change in Control, if Mr. Williams’ employment with the Company is terminated without Cause by the Company or by Mr. Williams for Good Reason, as such terms are defined in the employment agreement, the Company will pay or provide the following termination benefits: (1) salary continuation at his base salary then in effect for twelve months following termination; (2) a pro rata annual incentive award; and (3) continued coverage under the Company’s health insurance plan for six months following termination.

If Mr. Williams’ employment with the Company is terminated without Cause by the Company or by Mr. Williams for Good Reason within two years of a Change in Control, the Company will pay or provide the following termination benefits: (1) salary continuation at his base salary then in effect for twelve months following termination; (2) a pro rata annual incentive award; (3) accelerated vesting of any outstanding long-term incentive awards; (4) the right to exercise any vested option(s) before the earlier of the option’s expiration date and one year following the termination; and (5) continued coverage under the Company’s health insurance plan for twelve months following termination.

The employment agreement also contains terms and provisions for recovering certain compensation in the event of an accounting restatement resulting from Mr. Williams’ willful or grossly negligent conduct or financial dishonesty, and customary terms and provisions including those related to competition, non-solicitation of employees and customers and confidential information.

A copy of Mr. Williams’ employment agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	September 17, 2015	By:	/s/ Jeffrey T. Schlarbaum
Jeffrey T. Schlarbaum
President & CEO